EXHIBIT 23.2





                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Greenbrier Savings and Investment Plan and Trust of our report dated February 9, 2000, with respect to the consolidated financial statements of CSX Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                   /s/ Ernst & Young LLP

Richmond, Virginia
March 1, 2000